Exhibit 99.1

CONTACT:
Ian Halifax	Anne Marie McCauley
Wind River	Wind River
Chief Financial Officer	Vice President, Investor Relations
+1.510.749.2155	+1.510.749.2551
ian.halifax@windriver.com	annemarie.mccauley@windriver.com

FOR IMMEDIATE RELEASE

Wind River Reports Third Quarter Fiscal Year 2009 Results

Financial Highlights for the Third Quarter of Fiscal Year 2009:

•	Reported revenues increased 12 percent year-over-year to $91.6 million

•	Deferred revenues increased 9 percent year-over-year to $125.8 million

•	GAAP net income per share of $0.08 and non-GAAP net income per share of $0.14

ALAMEDA, Calif., December 4, 2008— Wind River Systems, Inc. (NASDAQ: WIND), the global leader in Device Software Optimization (DSO), today reported results for the third quarter of fiscal year 2009, ended October 31, 2008. Revenues for the third quarter of fiscal 2009 were $91.6 million, compared with $81.6 million reported in the third quarter of fiscal 2008, an increase of 12 percent.

GAAP Results: Net income for the third quarter of fiscal 2009 was $5.9 million, compared to a net loss of $(0.1) million in the third quarter a year ago. Net income per diluted share for the quarter was $0.08, compared to a net loss per diluted share of $(0.00) in the third quarter a year ago.

Non-GAAP Results: Non-GAAP net income for the third quarter of fiscal 2009 was $11.6 million, compared to non-GAAP net income of $7.2 million in the third quarter a year ago, an increase of 62 percent. Non-GAAP net income per diluted share for the quarter was $0.14, compared to $0.08 in the third quarter a year ago, an increase of 75 percent. A detailed reconciliation of GAAP to non-GAAP results is provided at the end of this release.

Deferred revenues as of October 31, 2008 were $125.8 million, compared to $115.9 million as of October 31, 2007, an increase of 9 percent. Cash, cash equivalents and investments totaled $161.2 million as of October 31, 2008. During the third quarter of fiscal 2009, Wind River repurchased 2.0 million shares for a total amount of $20.0 million. Cash flows from operations for the third quarter of fiscal 2009 were $5.1 million.

“Solid execution produced strong revenue and earnings growth in the third quarter,” said Ken Klein, chairman, president and chief executive officer of Wind River. “We believe our strategy of targeting select, diverse vertical markets, enhancing our product portfolio, and optimizing our go-to-market model and alliance partnerships, have positioned us well and fueled continued business momentum despite a challenging economic environment.”

Financial Outlook

For the full fiscal year 2009 ending January 31, 2009:

•	Revenue is expected to be in the range of $365.0 million to $366.0 million.

•	GAAP net income per share is expected to be in the range of $0.20 to $0.22.

•	Non-GAAP net income per share is expected to be in the range of $0.51 to $0.53.

For the fourth quarter fiscal 2009 ending January 31, 2009:

•	Revenue is expected to be in the range of $93.0 million to $95.0 million.

•	GAAP net income per share is expected to be in the range of $0.02 to $0.04.

•	Non-GAAP net income per share is expected to be in the range of $0.11 to $0.13.

A reconciliation of GAAP to non-GAAP targets is provided at the end of this release.

Wind River will also provide additional directional commentary on its expected financial performance for fiscal year 2010 during its quarterly conference call today.

Conference Call

Wind River will hold its quarterly conference call today at 5:00 p.m. ET/2:00 p.m. PT to discuss its third quarter financial results, business highlights and outlook. The conference call may be accessed via webcast at http://ir.windriver.com or by calling +1.800.399.5927 in the United States or +1.706.643.3427 internationally.

A replay of the webcast can be accessed via Wind River’s web site at http://ir.windriver.com.

Additionally, an audio replay of the conference call will be available through December 12, 2008 by calling +1.800.642.1687 in the United States or +1.706.645.9291 internationally (conference id required: 47351170).

Use of Non-GAAP Financial Information

This press release includes the following supplemental non-GAAP financial measures: non-GAAP gross profit, non-GAAP operating income, non-GAAP net income and non-GAAP net income per diluted share. The presentation of this supplemental non-GAAP financial information, which is not prepared under any comprehensive set of accounting rules or principles, is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with generally accepted accounting principles. In addition, these measures may be materially different from non-GAAP financial measures used by other companies. Wind River is providing these non-GAAP financial measures because it believes that such measures provide important supplemental information to management and investors about the company’s core operating results, primarily because the non-GAAP measures exclude certain expenses and other amounts that management does not consider to be indicative of the company’s core operating results or business outlook. Wind River management uses these non-GAAP financial measures, in addition to the corresponding GAAP financial measures, in evaluating the company’s operating performance, in planning and forecasting future periods, in making decisions regarding business operations and the allocation of resources, and in comparing the company’s performance against its historical performance. For a description of these non-GAAP financial measures, including the reasons management uses these measures, and reconciliations of these non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with GAAP, please see the following sections of this release entitled “About Non-GAAP Financial Measures,” “Reconciliation of GAAP to Non-GAAP Financial Measures” and “Reconciliation of GAAP to Non-GAAP Net Income per Share Targets.” All non-GAAP financial measures should be read in conjunction with the comparable information presented in accordance with GAAP. Unless specified otherwise in this release, all references to GAAP and non-GAAP net income per share are calculated on a fully-diluted basis.

Forward-Looking Statements

This press release contains forward-looking statements, including those relating to expected revenues and GAAP and non-GAAP net income per share for the three-month period and the fiscal year ending January 31, 2009, as well as statements made by our CEO about our business. Words such as “expects,” “anticipates,” “projects,” “intends,” “plans,” “believes” and “estimates,” variations of such words and similar expressions are also intended to identify forward-looking statements. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those contemplated herein. Factors that could cause or contribute to such differences include but are not limited to, the success of Wind River’s implementation of its new and current products, the success of our business models and market strategies, the ability to address rapidly changing technology and markets and to deliver our products on a timely basis, our ability to grow our Linux business, the ability of our customers to sell products that include the company’s software, the impact of competitive products and pricing, weakness in the economy generally or in the technology sector specifically, the success of the company’s strategic relationships, the costs of litigation and the impact of other costs and the risk factors detailed in Wind River’s Annual Report on Form 10-K for the fiscal year ended January 31, 2008, its Quarterly Reports on Form 10-Q and other periodic filings with the Securities and Exchange Commission. Wind River undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.

About Wind River

Wind River is the global leader in Device Software Optimization (DSO). Wind River enables companies to develop, run and manage device software faster, better, at lower cost and more reliably. Wind River platforms are pre-integrated, fully standardized, enterprise-wide development solutions. They reduce effort, cost and risk and optimize quality and reliability at all phases of the device software development process, from concept to deployed product.

Founded in 1981, Wind River is headquartered in Alameda, California, with operations worldwide. To learn more, visit Wind River at www.windriver.com or call 1-800-872-4977.

Wind River Systems and the Wind River Systems logo are trademarks of Wind River Systems, Inc., and VxWorks and WIND RIVER are registered trademarks of Wind River Systems, Inc. Third party marks and brands are the property of their respective holders.

WIND RIVER SYSTEMS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2008	2007	2008	2007
Revenues, net:
Product	$37,440	$29,735	$105,214	$89,924
Subscription	31,823	30,886	97,400	89,939
Service	22,313	21,022	68,742	64,458

Total revenues, net	91,576	81,643	271,356	244,321

Cost of revenues:
Product	756	586	2,138	1,778
Subscription	3,476	4,288	11,782	13,046
Service	16,033	14,403	48,842	42,754
Amortization of purchased intangibles	513	691	1,572	1,896

Total cost of revenues	20,778	19,968	64,334	59,474

Gross profit	70,798	61,675	207,022	184,847

Operating expenses:
Selling and marketing	34,222	32,852	102,486	98,163
Product development and engineering	22,016	20,588	63,148	61,288
General and administrative	8,099	9,050	25,304	28,612
Amortization of other intangibles	197	145	412	417
Restructuring and other charges (reversals)	(63)	642	2,854	642

Total operating expenses	64,471	63,277	194,204	189,122

Income (loss) from operations	6,327	(1,602)	12,818	(4,275)
Other income, net	825	2,431	5,051	6,339

Income before income taxes	7,152	829	17,869	2,064
Provision for income taxes	1,236	927	2,696	2,400

Net income (loss)	$5,916	$(98)	$15,173	$(336)

Net income (loss) per share:
Basic and diluted	$0.08	$(0.00)	$0.19	$(0.00)

Shares used in per share calculation:
Basic	77,316	87,081	79,993	86,174

Diluted	78,637	87,081	80,889	86,174

WIND RIVER SYSTEMS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	October 31, 2008	January 31, 2008
ASSETS
Current assets:
Cash and cash equivalents	$64,148	$101,635
Short-term investments	16,665	22,646
Accounts receivable, net	71,790	85,680
Prepaid and other current assets	17,932	18,855

Total current assets	170,535	228,816
Long-term investments	80,407	119,867
Property and equipment, net	77,602	77,981
Goodwill	122,084	114,371
Other intangibles, net	12,182	4,961
Other assets	16,360	17,923

Total assets	$479,170	$563,919

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$8,617	$9,341
Accrued and other current liabilities	17,249	21,817
Accrued compensation	26,034	24,433
Income taxes payable	4,213	614
Deferred revenues	107,135	119,886

Total current liabilities	163,248	176,091
Long-term deferred revenues	18,686	14,647
Other long-term liabilities	11,793	7,589

Total liabilities	193,727	198,327

Minority interest	154	—

Stockholders’ equity:
Common stock	92	91
Additional paid-in-capital	887,524	865,565
Treasury stock	(152,683)	(49,802)
Accumulated other comprehensive income (loss)	(6,736)	7,057
Accumulated deficit	(442,908)	(457,319)

Total stockholders’ equity	285,289	365,592

Total liabilities and stockholders’ equity	$479,170	$563,919

WIND RIVER SYSTEMS, INC.

ABOUT NON-GAAP FINANCIAL MEASURES

In addition to the company’s condensed consolidated financial statements prepared in accordance with generally accepted accounting principles, or GAAP, Wind River is providing in this release certain supplemental non-GAAP measures of financial performance. These non-GAAP financial measures include: non-GAAP gross profit, non-GAAP operating income, non-GAAP net income and non-GAAP net income per diluted share. For a reconciliation of these non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with GAAP, see the following section of this release entitled “Reconciliation of GAAP to Non-GAAP Financial Measures.”

The presentation of supplemental non-GAAP financial information, which is not prepared under any comprehensive set of accounting rules or principles, is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. In addition, these measures may be materially different from non-GAAP financial measures used by other companies.

Wind River is providing these non-GAAP financial measures because it believes that such measures provide important supplemental information to management and investors about the company’s core operating results, primarily because the non-GAAP measures exclude certain expenses and other amounts that management does not consider to be indicative of the company’s core operating results or business outlook. Wind River management uses these non-GAAP financial measures, in addition to the corresponding GAAP financial measures, in evaluating the company’s operating performance, in planning and forecasting future periods, in making decisions regarding business operations and the allocation of resources, and in comparing the company’s performance against its historical performance. Wind River excludes the following items from its non-GAAP financial measures:

Stock-based compensation expense. The company’s non-GAAP financial measures exclude stock-based compensation expense related to the grant of stock options, other related instruments and restricted stock issued in the Interpeak acquisition. While stock-based compensation is a significant expense affecting the company’s results of operations, management excludes stock-based compensation from its budget and operating decision-making processes because it believes that these non-cash expenses do not reflect the company’s ongoing operating results. Since stock-based compensation expense is excluded from non-GAAP financial measures, the company also excludes unamortized stock-based compensation in its computation of non-GAAP dilutive shares, which generally decreases the weighted number of buyback shares under the treasury stock method.

Amortization of purchased and other intangible assets. In accordance with GAAP, Wind River incurs expenses for the amortization of purchased and other intangibles resulting from prior acquisitions. These charges are not factored into management’s evaluation of potential acquisitions, or our performance after completion of acquisitions, because they are not related to our core operating performance. In addition, the frequency and amount of such charges vary significantly based on the size and timing of our acquisitions and the maturities of the businesses being acquired. Excluding this data provides investors with a basis to compare the company against the performance of other companies without this variability.

Costs incurred for stock option review and related litigation. The company’s non-GAAP financial measures exclude costs incurred for its historical stock option review and the related litigation costs. These amounts are excluded because they are not related to the company’s ongoing business operating results.

Other costs. Wind River excludes amounts from non-GAAP financial measures related to restructuring and other charges, employer payroll taxes on stock option exercises, acquisition related compensation and impairments and net losses on investments. The company excludes such costs because management believes that they are not related to the company’s core operating results and because the frequency and variability in the nature and amount of the charges can vary significantly from period to period.

Income tax related to non-GAAP items. In order to present full non-GAAP results, the company adjusts its provision for income taxes to reflect the tax effects of excluding the non-GAAP items noted above. In addition, the company includes the associated tax benefit related to stock option net operating losses and excludes amounts in its non-GAAP financial measures related to the establishment or reversal of income tax valuation allowances as management believes that such amounts are not indicative of the company’s ongoing business operating results and they are not included in budget or planning processes.

All supplemental non-GAAP financial measures should be read in conjunction with the comparable information presented in accordance with generally accepted accounting principles in the United States.

WIND RIVER SYSTEMS, INC.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2008	2007	2008	2007
GAAP gross profit	$70,798	$61,675	$207,022	$184,847
Stock-based compensation (1)	579	593	1,808	1,869
Amortization of purchased and other intangibles	513	691	1,572	1,896
Employer payroll taxes on stock option exercises	14	3	57	44
Acquisition related compensation	317	—	317	—

Non-GAAP gross profit	$72,221	$62,962	$210,776	$188,656

GAAP operating income (loss)	$6,327	$(1,602)	$12,818	$(4,275)
Stock-based compensation (1)	4,148	5,254	12,627	16,118
Amortization of purchased and other intangibles	710	836	1,984	2,313
Costs incurred for stock option review and related litigation	—	—	—	1,664
Restructuring and other charges (reversals)	(63)	642	2,854	642
Employer payroll taxes on stock option exercises	36	18	122	257
Acquisition related compensation	317	—	317	—

Non-GAAP operating income	$11,475	$5,148	$30,722	$16,719

GAAP net income (loss)	$5,916	$(98)	$15,173	$(336)
Stock-based compensation (1)	4,148	5,254	12,627	16,118
Amortization of purchased and other intangibles	710	836	1,984	2,313
Costs incurred for stock option review and related litigation	—	—	—	1,664
Restructuring and other charges (reversals)	(63)	642	2,854	642
Employer payroll taxes on stock option exercises	36	18	122	257
Impairments and net losses on investments	423	—	804	50
Acquisition related compensation	317	—	317	—
Income tax related to non-GAAP adjustments	83	508	(564)	97

Non-GAAP net income	$11,570	$7,160	$33,317	$20,805

GAAP net income (loss) per diluted share	$0.08	$(0.00)	$0.19	$(0.00)
Stock-based compensation (1)	0.05	0.06	0.17	0.18
Amortization of purchased and other intangibles	0.01	0.01	0.02	0.03
Costs incurred for stock option review and related litigation	—	—	—	0.02
Restructuring and other charges (reversals)	—	0.01	0.03	0.01
Employer payroll taxes on stock option exercises	—	—	—	—
Impairments and net losses on investments	—	—	0.01	—
Acquisition related compensation	—	—	—	—
Income tax related to non-GAAP adjustments	—	—	(0.01)	—

Non-GAAP net income per diluted share	$0.14	$0.08	$0.41	$0.24

Shares used in GAAP per diluted share amounts	78,637	87,081	80,889	86,174
Adjustments to diluted shares related to non-GAAP items	1,221	1,852	1,002	1,852

Shares used in non-GAAP per diluted share amounts	79,858	88,933	81,891	88,026

(1) Includes stock-based compensation expense as follows:

Cost of revenues:
Product	$15	$17	$45	$51
Subscription	393	368	1,167	1,162
Service	171	208	596	656

Total cost of revenues	579	593	1,808	1,869

Operating expenses:
Selling and marketing	1,367	1,511	4,231	4,493
Product development and engineering	824	1,011	2,601	3,238
General and administrative	1,378	2,139	3,987	6,518

Total operating expenses	3,569	4,661	10,819	14,249

Total stock-based compensation expense	$4,148	$5,254	$12,627	$16,118

WIND RIVER SYSTEMS, INC.

RECONCILIATION OF GAAP TO NON-GAAP NET INCOME PER SHARE TARGETS

(Unaudited)

	Three Months Ending January 31, 2009
GAAP net income per diluted share range	$0.02	-	$0.04
Adjustments:
Stock-based compensation	0.05		0.05
Amortization of purchased and other intangibles	0.02		0.02
Other adjustments (1)	0.02		0.02

Non-GAAP net income per diluted share range	$0.11	-	$0.13

	Twelve Months Ending January 31, 2009
GAAP net income per diluted share range	$0.20	-	$0.22
Adjustments:
Stock-based compensation	0.21		0.21
Amortization of purchased and other intangibles	0.04		0.04
Other adjustments (1)	0.06		0.06

Non-GAAP net income per diluted share range	$0.51	-	$0.53

(1)	Other adjustments include restructuring and other charges, employer payroll taxes on stock option exercises, acquisition related compensation, impairments of investments and the tax effects of excluding the non-GAAP items noted above.

The GAAP and non-GAAP net income per share targets provided above and elsewhere in this press release are estimates. Wind River’s future performance involves risks and uncertainties and the company’s actual results could differ materially from such estimates. Some of the factors that could affect the company’s operating results are set forth under the caption “Forward-Looking Statements” above in this release.